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                                                                   EXHIBIT 10.14

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 30th day of January, 2004, by and between Mortgage Guaranty Insurance Corporation, a Wisconsin corporation, with its principal place of business located at 250 East Kilbourn Avenue, Milwaukee, Wisconsin 53202 ("MGIC"), and James S. MacLeod, an individual residing at [address appears in executed agreement] ("MacLeod").

                                   WITNESSETH:

         WHEREAS, MacLeod currently is employed by MGIC as its Executive Vice President - Field Operations; and

         WHEREAS, MacLeod previously has submitted to MGIC his resignation as an officer and employee of MGIC, to become effective upon his retirement on January 30, 2004; and

         WHEREAS, following MacLeod's retirement, MGIC desires to retain, from time to time, the consulting services of MacLeod, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MacLeod and MGIC hereby agree as follows:

         1. CONFIRMATION OF RETIREMENT AND RESIGNATION. MacLeod shall retire and resign all of his officer and employee positions with MGIC and all of MGIC's parent, subsidiary, and affiliated corporations, effective as of the close of MGIC's business on Friday, January 30, 2004 (the "Retirement Date").

         2. CONSULTING ASSIGNMENTS. Following the Retirement Date, MacLeod will provide consulting services to MGIC and its affiliates on a project basis. The nature of each project shall be specified by either the Chief Executive Officer or the Executive Vice President - Field Operations of MGIC, and shall be subject to acceptance by MacLeod. Each such project shall be commensurate with MacLeod's prior officer position and status with MGIC. Nothing contained herein shall be deemed to confer upon MacLeod any right to perform services for MGIC or receive fees from MGIC for any particular period of time, it being understood and agreed that either party may terminate the consulting relationship at anytime pursuant to Section 7 below.

         3. COMPENSATION. MGIC shall pay MacLeod fees ("Consulting Fees") in the amount of Two Hundred Dollars ($200.00) per hour for services performed by MacLeod hereunder. In addition to the Consulting Fees, MGIC shall pay, or reimburse MacLeod, for reasonable travel and living expenses, if any, incurred by MacLeod in performing the Services, including transportation, hotel accommodations and meal expenses, subject to MGIC's established expense reimbursement guidelines and policies. MacLeod shall be responsible for all other costs and expenses incurred by MacLeod in performing services hereunder. MacLeod shall prepare invoices on a bi-weekly basis itemizing the number of hours worked and the


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reimbursable expenses incurred during the previous two week period pursuant to this Agreement. MGIC shall pay the Consulting Fees earned by MacLeod, and pay or reimburse MacLeod for the reimbursable expenses, reflected on such invoices within five (5) business days after MGIC's receipt of such invoices.

         4. CONFIDENTIALITY. MacLeod hereby acknowledges and agrees that MGIC is engaged in a service business involving Confidential Information, that such Confidential Information is used by MGIC in its business to obtain a competitive advantage over Competitors, and that the success of MGIC's business is in large part due to MGIC's exclusive retention of said Confidential Information. MacLeod further acknowledges that the protection of such Confidential Information against unauthorized disclosure and use is of critical importance to MGIC in maintaining its competitive position. Accordingly, MacLeod agrees that the following terms and conditions shall apply to all Confidential Information:

         A. For purposes of this Agreement, the term "Confidential Information" shall include, without limitation, all data, reports, specifications, know how, programs, plans, strategies, marketing research, documents, procedures, forms, customer information, systems, software, Work Product (as defined in Section 5 hereof), and other materials and information concerning MGIC or its activities which MacLeod may be provided, may come in contact with, or may develop during the course of this relationship, that are not generally available to the public.

         B. All Confidential Information will be used by MacLeod only for the purpose of providing consulting services to MGIC.

         C. MacLeod will not reproduce or duplicate any Confidential Information without the written consent of MGIC.

         D. Except as otherwise required by any law, court order or subpoena, MacLeod will not disclose, make any independent use of, publish, furnish, sell, assign or transfer any Confidential Information to any third party, or authorize anyone else to disclose, publish, furnish, sell, assign or transfer any Confidential to any person or entity, without the prior written approval or instruction of an authorized officer of MGIC.

         E. The terms, conditions and provisions of this Section 3 shall survive the expiration and termination of this Agreement.

         5. RETURN OF DOCUMENTS AND RECORDS. MacLeod hereby acknowledges and agrees that all written or electronically stored materials received by MacLeod from MGIC during the course of this Agreement are, and will remain at all times, the sole property of MGIC. Promptly upon the expiration or termination of this Agreement for any reason, or at any other time upon request by MGIC, MacLeod will promptly deliver to MGIC all documents and records in the possession or under the control of MacLeod which pertain to MGIC, any of its activities, or any of MacLeod's services provided hereunder.

         6. WORK PRODUCT. The work product of MacLeod shall include, without limitation, all tangible products, reports, plans, programs, procedures, recommendations, forms, information recorded by any medium, documents, written materials, inventions, software, data, and any and all


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other work product, or any portion thereof, prepared, generated or provided by
MacLeod in connection with MacLeod's performance under this Agreement ("Work Product"). All Work Product shall be deemed "Work Made for Hire" and shall be the sole property of MGIC. MacLeod hereby assigns all rights, title and interest to MGIC in any and all Work Product, and all drafts thereof, including, without limitation, all worldwide copyright, trademark, trade secret and other proprietary rights in such Work Product. MacLeod further agrees to execute any documentation reasonably required by MGIC in the future to reflect MGIC's rights in and to such Work Product.

         7. INDEPENDENT CONTRACTOR. In the performance of services hereunder, MacLeod shall be an independent contractor and not an employee or agent of MGIC. MacLeod shall have no authority to enter agreements on behalf of MGIC or otherwise bind MGIC to any third party. MacLeod shall have no authority to act in any way as a representative of MGIC, unless otherwise expressly agreed in writing by MGIC. MacLeod shall supply all services hereunder at his own risk and MacLeod shall not, by virtue of this Agreement or the performance of services hereunder, be entitled to Worker's Compensation Insurance or any other insurance or benefits provided by MGIC as a result of this Agreement or the performance of services hereunder. MacLeod shall make his/her own arrangements for insurance at Consultant's sole cost, which insurance shall be MacLeod's sole and exclusive remedy for any damage or personal injury suffered in connection with this Agreement. No person engaged by MacLeod shall be entitled to compensation or benefits of any kind from MGIC. Neither MacLeod, nor anyone employed or retained by MacLeod, shall be eligible to participate in or be covered by any employee benefit plan or program sponsored by or through MGIC as a result of this Agreement or the performance of services hereunder. In the event MacLeod's employees or subcontractors are characterized by the Internal Revenue Service or by any other taxing authority or other government agency (whether federal, state or local) as employees of MGIC, and MGIC shall become liable for the withholding or payment of any tax on income earned by any person hereunder or for any other governmental charge or assessment by reason of such characterization, then MacLeod shall promptly indemnify MGIC for such amount and any ancillary penalties and interest. Such indemnification shall extend to any and all reasonable costs, including attorney's fees, incurred by MGIC in connection with such a loss, liability or claim. Nothing herein is intended to preclude MacLeod's simultaneous or subsequent engagement by third parties provided only that such services do not interfere with MacLeod's obligations under this Agreement, are consistent with MacLeod's duties of confidentiality provided for herein, and do not otherwise violate or breach MacLeod's covenants and obligations set forth herein. MacLeod warrants that no laws, regulations or ordinances of the United States, or any state or other government authority or agency, including the Fair Labor Standard Act, as amended, has been or will be violated in the performance of services and agrees to indemnify and hold MGIC harmless from any and all claims arising from MacLeod's breach hereof. MacLeod shall, at MacLeod's own expense, comply with all other laws, rules and regulations and assume all liabilities or obligations imposed by such laws, rules and regulations with respect to MacLeod's performance of services. Additionally, MacLeod shall be responsible for the payment of applicable taxes and imposts levied or based upon the income of MacLeod or the fees payable to MacLeod by MGIC including, but not limited to, FICA and federal, state and local income taxes, unemployment insurance taxes; and any other income and employment taxes or levies. MacLeod shall indemnify and hold MGIC harmless from any loss, liability or claim resulting from breach of any representation, warranty or covenant herein, or arising out of any action by MacLeod that is inconsistent with MacLeod's status as an independent contractor hereunder.


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         8. TERMINATION. Either party may terminate this Agreement, without cause, for its convenience, at any time during the course of MacLeod's performance hereunder by providing written notice to the other party. If this Agreement is terminated for any reason, MacLeod shall be paid all fees earned for services performed prior to the effective date of termination which have not been previously paid by MGIC. In no event shall MacLeod be entitled to any unabsorbed overhead or anticipatory profit of any kind.

         9. ASSIGNMENT AND SUBCONTRACTING. This Agreement may be assigned by MGIC to MGIC Investment Corporation, the parent of MGIC, or to any direct or indirect subsidiary of MGIC Investment Corporation. This Agreement may not otherwise be subcontracted or assigned by either party without the prior, express, written consent of the other party hereto.

         10. NOTICES. Unless otherwise specified, all notices required or permitted to be given under this Agreement must be in writing to be effective and must be: (i) delivered to the party (in which event the notice is effective at the time of delivery); or (ii) mailed by regular, certified or registered mail (in which event the notice is effective as of the second Business Day following mailing, regardless of actual receipt, if sent by certified or registered mail or, upon receipt, if sent by regular mail); or (iii) sent by an express delivery service with guaranteed next Business Day delivery (in which event the notice is effective on the first Business Day following delivery to such carrier, regardless of actual receipt); or (iv) sent by telecopy, with a copy sent via regular, certified or registered mail (in which event the notice is effective on the next Business Day following telecopy transmission). Notices must be addressed to the appropriate party, as follows:

                  If to MGIC:

                          Mortgage Guaranty Insurance Corporation
                          250 East Kilbourn Avenue
                          Milwaukee, WI  53202
                          Attention:  Vice President-Human Resources

                  If to MacLeod:

                          James S. MacLeod
                          [Address appears in
                          executed agreement]

         11. EQUAL EMPLOYMENT. Unless exempt, if MacLeod hires any employees or retains any independent contractors for any purpose, MacLeod will comply with U.S. Department of Labor regulations regarding (a) equal employment opportunity obligations of government contractors and subcontractors, 41 Code of Federal Regulations ("C.F.R.") Section 60-1.4(a)(1)-(7); (b) employment by government contractors of Vietnam-era and disabled veterans, 41 C.F.R. Section 60-250.4(a)-(m); (c) employment of the handicapped by government contractors and subcontractors, 41 C.F.R. Section 60-741.4(a)-(f); (d) developing written affirmative action programs, 41 C.F.R. Sections 60-1.40, 60-2.1, 60-250.5 and 60-741.5; (e) certifying no segregated facilities, 41 C.F.R. Section 60-1.8; (f) filing annual EEO-1 reports, 41 C.F.R. Section 60-1.7; and (g) utilizing minority-owned and female-owned business concerns, 48 C.F.R. Section 52-219.9 and 52-219.12, which are incorporated by reference herein.

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         12. ADVERTISING AND PROMOTIONAL ACTIVITIES. MacLeod shall not use, in any advertising or promotional material or media, MGIC's name or logo or that of any affiliate of MGIC, or otherwise identify MGIC as a client of MacLeod, without MGIC's prior written consent.

         13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         14. GOVERNING LAW. This Agreement shall be governed by, construed and interpreted under the laws of the State of Wisconsin without reference to such State's conflict of laws principles.

         15. WAIVER. Failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition. A waiver of any breach or default under this Agreement shall not constitute a waiver of any subsequent breach or default.

         16. AMENDMENTS. No modification or amendment of this Agreement shall be binding unless in writing and signed by the party sought to be bound.

         17. TITLE AND HEADINGS. The title and section headings of this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not be construed to limit, expand, or otherwise modify the effect of any provision of this Agreement.

         18. SEVERABILITY. If any term or provision of this Agreement, or the application thereof, shall to any extent be invalid or unenforceable, and the intent of the parties hereto in entering into this Agreement is not materially frustrated or negated thereby, the remainder of this Agreement, or the application of such term or provision to circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and shall be enforced to the full extent permitted by law.

         19. ENTIRE AGREEMENT. Each of the parties hereby acknowledges that it has read this Agreement and understands and agrees to be bound by its terms and conditions. This Agreement is the complete and exclusive statement of the agreement between the parties hereto which supersedes all prior agreements, offers, proposals, understandings and other communications between the parties hereto, oral or written, regarding the subject matter hereof.


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         IN WITNESS WHEREOF, MGIC and MacLeod have executed this Agreement as of the date first set forth above.

MORTGAGE GUARANTY INSURANCE                      JAMES S. MacLEOD
CORPORATION

By:      /s/ Patrick Sinks                       /s/ James S. MacLeod
   ------------------------------                -------------------------------
    Patrick Sinks
    Senior Vice President - Field Operations